UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Macquarie Credit Agreement Extension and Re-acquisition of NPORRI

On August 31, 2009, Doral Energy Corp. (the “Company”) and Macquarie Bank Limited (“Macquarie”) entered into an agreement (the “Forbearance Agreement”) pursuant to which Macquarie agreed to forbear from exercising any of its remedies under the terms of its $50,000,000 Senior First Lien Secured Credit Agreement (the “Macquarie Credit Agreement”) with the Company until October 15, 2009. In exchange, the Company has agreed to reacquire from Macquarie the net profit overriding royalty interest (the “NPORRI”) conveyed to Macquarie in connection with the Macquarie Credit Agreement for $750,000 by October 15, 2009. The NPORRI covers the Company’s oil and gas properties located in Eddy County, New Mexico acquired from Hanson Energy in July, 2008 (the “Eddy County Properties”). The NPORRI grants Macquarie 35% of all proceeds from the sale of hydrocarbons produced from the Eddy County Properties net of production and capital costs until the total paid to Macquarie reaches $5,000,000, after which the NPORRI decreases to 20% of proceeds net of production and capital costs. The Forbearance Agreement is dated effective as of August 28, 2009.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Macquarie Forbearance Agreement dated August 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: September 1, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer